Exhibit 3.3

THIRD AMENDED AND RESTATED BY-LAWS
OF HEALTHCARE SERVICES GROUP, INC.
AS OF FEBRUARY 13, 2024

ARTICLE I - OFFICES
1.The principal office of the Corporation shall be at 3220 Tillman Drive, Suite 300, Bensalem, Pennsylvania 19020.
2.The Corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the Corporation may require.
ARTICLE II - SEAL
The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Pennsylvania”.
ARTICLE III - SHAREHOLDERS’ MEETING
1.Meetings of the shareholders shall be held at the registered office of the Corporation or at such other place or places, either within or without the Commonwealth of Pennsylvania, as may from time to time be selected by the Board of Directors.
2.The annual meeting of the shareholders, shall be held on such date within five (5) months after the close of the Corporation’s fiscal year as determined by the Board of Directors at 10 o’clock A.M., when they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting. If the annual meeting shall not be called and held during any calendar year, any shareholder may call such meeting at any time thereafter.
3.The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter, and, unless otherwise provided by statute, the acts taken at a duly organized meeting by the shareholders present, in person or by proxy, entitled to cast at least a majority of the votes which all shareholders present are entitled to cast shall be the acts of the shareholders. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Adjournment or adjournments of any annual or special meeting may be taken, periods not exceeding fifteen days each, as may be directed by shareholders who are present, in person or by proxy, and who are entitled to cast at least a majority of the votes which all such shareholders would be entitled to cast at an election of directors until such directors have been elected. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by statute, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors, to the extent required by law.

Corporate Office: 3220 Tillman Drive • Glenview Corporate Center • Suite 300 • Bensalem, PA 19020
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4.Every shareholder entitled to vote at a meeting of shareholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholders, or by his duly authorized attorney in fact, and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted on after three years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation. A shareholder shall not sell his vote or execute a proxy to any person for any sum of money or anything of value. A proxy coupled with an interest shall include an unrevoked proxy in favor of a creditor of a shareholder and such proxy shall be valid so long as the debt owed by him to the creditor remains unpaid. Election for directors need not be by ballot, except upon demand made by a shareholder at the election and before the voting begins. No share shall be voted at any meeting upon which any installment is due and unpaid.
5.Written notice of the annual meeting shall be given to each shareholder entitled to vote thereat, at least ten (10) days prior to the meeting.
6.In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall not be more than three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. On request of the chairman of the meeting, or of any shareholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. No person who is a candidate for office shall act as a judge.
7.Special Meetings.
a.Special meetings of the shareholders for any purpose or purposes may be called at any time by the President, or the Board of Directors, or shareholders owning at least one-fifth of the Voting Stock. Any such resolution of the Board of Directors or any such request of shareholders shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting is limited to the purposes stated in the notice of meeting. For the purposes of these By-Laws, the term “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. Except in accordance with this Section 7(a) and the procedures set forth in Section 7(b) of these By-Laws, shareholders shall not be permitted to propose business to be brought before a special meeting of the shareholders.
b.Any shareholder seeking to have the Board of Directors call a special meeting of the shareholders pursuant to Section 7(a) of these By-Laws shall first be required to request in writing that the Board of Directors fix a record date for the purpose of determining the shareholders entitled to request the Board of Directors to call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation. Within ten (10) days after receipt of a request in proper form and otherwise in compliance with this Section 7(b) from any such shareholder, the Board of Directors shall adopt a resolution fixing a date as the record date for the purpose of determining the shareholders entitled to request the Board of Directors to call such special meeting, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no resolution fixing a record date has been adopted by the Board of Directors within such ten (10) day period after the date on which such a request is received, the record date in respect thereof shall be the twentieth (20th) day after the date on which such a request is received.

Corporate Office: 3220 Tillman Drive • Glenview Corporate Center • Suite 300 • Bensalem, PA 19020
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To be in proper form for purposes of this Section 7(b), a request by a shareholder for the Board of Directors to fix a record date pursuant to this Section 7(b) shall be required to set forth:
i.As to the shareholder making the request and each other Requesting Person (as defined below), (A) the name and address of the shareholder making the request, as they appear on the Corporation’s books and records, and of each other Requesting Person and (B) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, inclusive of the rules and regulations thereunder (the “Exchange Act”)) by the shareholder making the request or any other Requesting Persons, except that such shareholder and such other Requesting Persons shall in all events be deemed to beneficially own any shares of any class or series of capital stock of the Corporation as to which such shareholder or such other Requesting Persons has a right to acquire beneficial ownership at any time in the future;
ii.As to the shareholder making such request (or, if different, the beneficial owner or beneficial owners on whose behalf the request is made) and each other Requesting Person, any Disclosable Interests (as defined in Section 10(a)(ii)(B) below, except that for purposes of this Section 7(b) the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 10(a)(ii)(B) of these By-Laws and the disclosure in clause (vi) of Section 10(a)(ii)(B) shall be made with respect to the business proposed to be conducted at the special meeting); and
iii.As to the purpose or purposes of the special meeting proposed to be specified in the notice of the meeting, a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of the shareholder making the request (or, if different, the beneficial owner or beneficial owners on whose behalf such request is made) and any other Requesting Person.
For purposes of this Section 7(b), the term “Requesting Person” shall mean (i) a shareholder making a request for the Board of Directors to set a record date, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the request for the Board of Directors to set a record date is made, and (iii) any affiliate or associate of such shareholder or beneficial owner (as such terms are defined in Rule 12b-2 under the Exchange Act), or others acting in concert therewith.
For shareholders to request the Board of Directors to call a special meeting of the shareholders pursuant to Section 7(a) of these By-Laws, shareholders of record as of the record date fixed by the Board of Directors (or otherwise set in accordance with this Section 7(b)) who hold, in the aggregate, at least one-fifth of the Voting Stock must provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation. To be timely, shareholder requests seeking the Board of Directors to call a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the sixtieth (60th) day following the record date fixed by the Board of Directors (or otherwise set in accordance with this Section 7(b)). To be in proper form for purposes of this Section 7(b), a request by a shareholder or shareholders to the Secretary seeking the Board of Directors to call a special meeting pursuant to Section 7(a) and this Section 7(b) shall be required to set forth (i) the purpose or purposes of the special meeting proposed to be specified in the notice of the special meeting and the business proposed to be conducted at the special meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (iii) with respect to any shareholder or shareholders submitting a request for the Board of Directors to call a special meeting (except for any shareholder that has submitted such request in response to a solicitation, pursuant to, and in accordance with, Section 14A of the Exchange Act made by way of a solicitation statement filed on Schedule 14A by a shareholder who

Corporate Office: 3220 Tillman Drive • Glenview Corporate Center • Suite 300 • Bensalem, PA 19020
(215) 639-4274 • Fax: (215) 639-2152 • http://www.hcsgcoip.com requested that the Board of Directors fix a record date pursuant to this Section 7(b)), the information required to be provided pursuant to this Section 7(b) of a Requesting Person.
After receipt by the Corporation of timely requests in proper form from a shareholder or shareholders holding the requisite number of shares to request the Board of Directors to call a special meeting pursuant to Section 7(a) of these By-Laws, the Board of Directors shall duly call a special meeting of shareholders for a date no later than sixty (60) days after receipt of such requests, for the purpose or purposes specified in the requests received by the Corporation.
In connection with a special meeting called at the request of the shareholders in accordance with this Section 7(b), the shareholder or shareholders requesting the Corporation to call the special meeting shall further update and supplement the information previously provided to the Corporation in connection therewith, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 7(b) shall be true and correct as of the record date for the special meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the special meeting (in the case of the update and supplement required to be made as of the record date), and not later than five (5) business days prior to the date for the meeting or (if practicable, and if not, the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the special meeting or any adjournment or postponement thereof).
Notwithstanding anything in these By-Laws to the contrary, the Board of Directors shall not be required to call a special meeting at the request of the Corporation’s shareholders except in accordance with the procedures set forth in this Section 7(b). If the Board of Directors shall determine that any request to fix a record date or to call and hold a special meeting was not properly made in accordance with the provisions of this Section 7(b), or the shareholder or shareholders notifying the Corporation to call the special meeting do not otherwise comply with the provisions of this Section 7(b), or that the subject matter for which the shareholders request the Board of Directors to call the special meeting is not a proper purpose for action by shareholders under applicable law, then the Board of Directors shall not be required to fix a record date or to call and hold the special meeting. In addition to the requirements of this Section 7(b) with respect to shareholders seeking to call special meetings of the shareholders, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such special meeting.
8.Written notice of a special meeting of shareholders stating the time and place and purpose thereof, shall be given to each shareholder entitled to vote thereat at least twenty-five (25) days before such meeting, unless a greater period of notice is required by statute in a particular case.
9.The officer or agent having charge of the transfer books shall make at least five days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this Commonwealth, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book, or to vote in person or by proxy, at any meeting of shareholders.

Corporate Office: 3220 Tillman Drive • Glenview Corporate Center • Suite 300 • Bensalem, PA 19020
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10.Shareholder Proposals and Nominations.
a.Annual Meetings of Shareholders.
i.Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or any committee thereof or (C) by any shareholder of the Corporation (i) who was a shareholder of record of the Corporation at the time the notice provided for in this Section 10 is delivered to, or mailed and received by, the Secretary of the Corporation and remains a shareholder of record through the time of the meeting, (ii) who is entitled to vote at the meeting and (iii) who complies with the notice procedures set forth in this Section 10; clause (C) of this paragraph (a)(i) shall be the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act), and included in the Corporation’s notice of meeting) before an annual meeting of shareholders.
ii.For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph (a)(i) of this Section 10, (x) the shareholder must have given timely notice thereof in writing and in proper form to the Secretary of the Corporation, and (y) any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the mailing date of the proxy statement for the preceding year’s annual meeting (provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary date of the previous year’s annual meeting, notice by the shareholder must be so delivered not later than the close of business on the later of the one hundred twentieth (120th) day prior to such annual meeting and the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
To be in proper form, such shareholder’s notice shall set forth:
A.as to each Proposing Person (as defined below), (i) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records) and (ii) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future;

Corporate Office: 3220 Tillman Drive • Glenview Corporate Center • Suite 300 • Bensalem, PA 19020
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B.as to each Proposing Person, (i) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Corporation’s stock, including due to the fact that the value of such derivative, swap or other transaction(s) is determined by reference to the price, value or volatility of any shares of any class or series of the Corporation’s stock, or which derivative, swap or other transaction(s) provides, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transaction(s) conveys any voting rights in such shares to such Proposing Person, (y) the derivative, swap or other transaction(s) is required to be, or is capable of being, settled through delivery of such shares or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transaction(s), (ii) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Corporation’s stock, (iii) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation’s stock, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”), (iv) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Corporation’s stock, or any Synthetic Equity Interests or Short Interests, (v) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (I) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominees and/or (II) otherwise to solicit proxies from shareholders in support of such proposal or nominations and (vi) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of, as applicable, the proposal and/or the election of directors in a contested election pursuant to and in accordance with Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (i) through (vi) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these By-Laws on behalf of a beneficial owner;

Corporate Office: 3220 Tillman Drive • Glenview Corporate Center • Suite 300 • Bensalem, PA 19020
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C.as to each item of business that the shareholder proposes to bring before the annual meeting, (i) a reasonably brief description of (x) the business desired to be brought before the annual meeting, (y) the reasons for conducting such business at the annual meeting and (z) any material interest in such business of each Proposing Person, including without limitation, any equity interests or any Synthetic Equity Interests or Short Interests held by such Proposing Person in any other person the value of which interests could reasonably be expected to be materially affected by the business desired to be brought before the annual meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), (iii) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person(s) and any other record or beneficial holder(s) or person(s) who have a right to acquire beneficial ownership at any time in the future of the shares of any class or series of the Corporation (including their names) in connection with the proposal of such business by such shareholder and (iv) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents in support of the business proposed to be brought before the meeting pursuant to and in accordance with Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (C) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these By-laws on behalf of a beneficial owner; and
D.as to each person whom a Proposing Person proposes to nominate for election as a director, (i) all information with respect to such proposed nominee that would be required to be set forth in a shareholder’s notice pursuant to this Section 10 if such proposed nominee were a Proposing Person, (ii) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents for election of directors in a contested election pursuant to and in accordance with Section 14(a) of the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (iii) if such proposed nominee or any Proposing Person nominating such proposed nominee expresses an intention or recommendation that the Corporation enter into a strategic transaction, any material interest in such transaction of each such proposed nominee and Proposing Person, including, without limitation, any equity interests or any Synthetic Equity Interests or Short Interests held by such proposed nominee or Proposing Person in any other person the value of which interests could reasonably be expected to be materially affected by such transaction, (iv) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Proposing Person, on the one hand, and each proposed nominee, or any of his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Proposing Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, (v) a written representation and agreement, which shall be signed by such person and pursuant to which such person shall represent and agree that such person: (a) consents to serving as a director if elected and to being named as a nominee in any proxy materials relating to the meeting at which directors are to be elected, and currently intends to serve as a director for the full term for which such person is standing for election; (b) is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or

Corporate Office: 3220 Tillman Drive • Glenview Corporate Center • Suite 300 • Bensalem, PA 19020
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assurance to, any person or entity as to how the person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation or that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (c) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; and (d) if elected as a director, will comply with all of the Corporation’s corporate governance policies and guidelines related to conflict of interest, confidentiality, stock ownership, and trading policies and guidelines, and any other policies and guidelines applicable to directors (which will be promptly provided following a request therefor), and (vi) a questionnaire (provided by the Corporation to the shareholder upon request) completed by the proposed nominee that, among other things, inquires into such person’s independence.
The Corporation may require any proposed nominee to furnish such other information (i) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation in accordance with the Corporation’s corporate governance guidelines or (ii) that could be material to a reasonable shareholder’s understanding of the independence or lack of independence of such proposed nominee.
For nominations pursuant to clause (C) of paragraph (a)(i) of this Section 10, in addition to any other requirements in this Section 10 with respect to any nomination proposed to be made at a meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act, including Rule 14a-19 promulgated under the Exchange Act, with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 10, unless otherwise required by law, (i) no Proposing Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Proposing Person has or is part of a group that has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder, in accordance with the time frames required in this Section 10, as applicable, and (ii) if (1) any Proposing Person provides notice in accordance with Rule 14a-19(b) promulgated under the Exchange Act and (2) (x) such notice in accordance with Rule 14a-19(b) is not provided within the time period for clause (a)(ii) or clause (b) of this Section 10, as applicable, (y) such Proposing Person subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act, or (z) such Proposing Person fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Proposing Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence, then the nomination of such Proposing Person’s proposed nominees shall be disregarded, notwithstanding that each such nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any meeting of stockholders (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any Proposing Person provides notice in accordance with Rule 14a-19(b) promulgated under the Exchange Act, such Proposing Person shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
For purposes of this Section 10, the term “Proposing Person” shall mean (x) the shareholder providing the notice provided for in this Section 10, (y) the beneficial owner or beneficial owners, if different, on whose behalf the notice is made and (z) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these By-Laws) of such shareholder or beneficial owner, or others acting in concert therewith.

Corporate Office: 3220 Tillman Drive • Glenview Corporate Center • Suite 300 • Bensalem, PA 19020
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iii.    For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph (a)(i) of this Section 10, the shareholder must further update and supplement the notice required by this Section 10, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the shareholders entitled to notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the shareholders entitled to notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than five (5) business days prior to the date of the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
b.    Special Meetings of Shareholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only (A) by or at the direction of the Board of Directors or any committee thereof or (B) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation (i) who was a shareholder of record of the Corporation at the time the notice provided for in this Section 10 is delivered to, or mailed and received by, the Secretary of the Corporation and remains a shareholder of record through the time of the meeting, (ii) who is entitled to vote at the meeting and upon such election and (iii) who provides timely notice thereof in writing and in proper form to the Secretary of the Corporation, which notice shall set forth the information otherwise required to be included in a notice of a nomination to be made at an annual meeting in accordance with paragraph (a)(ii) of this Section 10, except that for the purposes of this paragraph (b), the term “special meeting” shall be substituted for the term “annual meeting” in all places it appears in paragraph (a)(ii). In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, to be timely, a shareholder’s notice shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the later of the one hundred twentieth (120th) day prior to such special meeting and the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
The shareholder providing notice of nomination of any person for election to the Board of Directors at a special meeting must further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice under this paragraph (b) of this Section 10 shall be true and correct as of the record date for determining the shareholders entitled to notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the shareholders entitled to notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than five (5) business days prior to the date of the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

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c.    General.
i.    Only such persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible to be elected at the meeting of shareholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10. Except as otherwise provided by law, the chairman of the meeting shall have the power (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 10 and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 10, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 10, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the meeting of shareholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 10, to be considered a “qualified representative” of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as its proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.
ii.    For purposes of this Section 10, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, PRNewswire or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
iii.    This Section 10 is expressly intended to apply to any business proposed to be brought before an annual meeting of shareholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. In addition to the requirements of this Section 10 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 10 shall be deemed to affect the rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
ARTICLE IV - DIRECTORS
1.The business of this Corporation shall be managed by its Board of Directors which shall consist of not less than six nor more than twelve directors as determined by resolution of the Board of Directors. The directors need not be residents of this Commonwealth or shareholders in the Corporation. They shall be elected by the shareholders at the annual meeting of shareholders of the Corporation, and each director shall be elected for the term of one year, and until his successor shall be elected and shall qualify.
2.In addition to the powers of authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles or by these By-Laws directed or required to be exercised or done by the shareholders.
3.The meetings of the Board of Directors may be held at such place within this Commonwealth, or elsewhere, as a majority of the directors may from time to time appoint, or as may be designated in the notice calling the meeting.

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4.Each newly elected Board may meet at such place and time as shall be fixed by the President or they may meet at such place and time as may be fixed by the consent in writing of all such directors.
5.Regular meetings of the Board shall be held without notice immediately following the annual meeting of Shareholders at the registered office of the Corporation, or at such other time and place as shall be determined by the Board.
6.Special meetings of the Board may be called by the President forty-eight (48) hours notice to each director, either personally or by mail or by electronic means via email, fax or electronic .pdf; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the directors in office.
7.A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors. Any action which may be taken at a meeting of the directors may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the directors and shall be filed with the Secretary of the Corporation.
8.Directors, as such, shall not receive any stated salary for their services but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board or any committee of the Board and directors may also receive fixed compensation in connection with their service as a chairman of a Board committee. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any proper capacity and receiving compensation therefor.
9.The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they may deem desirable, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.
ARTICLE V - OFFICERS
1.The executive officers of the Corporation shall be chosen by the directors and shall be a Chairman of the Board, President, Secretary and Treasurer. The Board of Directors may also choose one or more Vice-Presidents and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board. Any number of offices may be held by the same person. It shall not be necessary for the officers to be directors.
2.The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or a duly authorized Committee thereof.
3.The officers of the Corporation shall hold office for one year and until their successors are chosen and have qualified. Any officer or agent elected or appointed by the Board may be removed with or without cause by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby.
4.
a.The Chairman of the Board or the President shall be the Chief Executive Officer of the Corporation, as elected by the Board of Directors. The Chief Executive Officer shall, subject to the direction of the Board of Directors, have supervision of and responsibility for all the property, business and affairs of the Corporation and shall see that the policies and programs adopted or approved by the Board of Directors are carried out.

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b.The Chairman of the Board shall preside at all meetings of shareholders and directors and shall see that all orders and resolutions of the Board are carried into effect, subject however, to the right of the directors to delegate any specific powers except as may be by statute exclusively conferred to any other officer or officers of the Corporation.
c.The President shall have and exercise such powers and duties as may from time to time be prescribed by the Board of Directors and shall share in the obligation to see that all orders and resolutions of the Board are carried into effect. The President shall have the general powers and duties usually vested in the office of the President of a corporation. The President shall execute bonds, mortgages and other contracts.
d.Either the Chairman of the Board or the President, as designated by the Board, shall be EX-OFFICIO, a member of all committees.
5.    The Secretary or an individual appointed by the Secretary, shall attend all sessions of the Board and all meetings of the shareholders and act as clerk thereof, and record all the votes of the Corporation and the minutes of all its transactions in a book to be kept for that purpose; and shall perform like duties for all committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, and under whose supervision he shall be. He shall keep in safe custody the corporate seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it.
6.    The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall keep the moneys of the Corporation in a separate account to the credit of the Corporation. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.
ARTICLE VI - VACANCIES
1.    If the office of any officer or agent becomes vacant for any reason, the Board of Directors may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.
2.    Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board though less than a quorum, and each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto.
ARTICLE VII - CORPORATE RECORDS
1.    There shall be kept at the registered office or principal place of business of the Corporation an original or duplicate record of the proceedings of the shareholders and of the directors, and the original or a copy of its By-Laws, including all amendments or alterations thereto to date, certified by the Secretary of the Corporation. An original or duplicate share register shall also be kept at the registered office or principal place of business or at the office of a transfer agent or registrar, giving the names of the shareholders, their respective addresses and the number and classes of shares held by each.

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2.    Every shareholder shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books or records of account, and records of the proceedings of the shareholders and directors, and make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a shareholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder. The demand under oath shall be directed to the Corporation at its registered office in this Commonwealth or at its principal place of business.
ARTICLE VIII - SHARE CERTIFICATES, DIVIDENDS, ETC.
1.    The share certificates of the Corporation shall be numbered and registered in the share ledger and transfer books of the Corporation as they are issued. They shall bear the corporate seal and shall be signed by the President and Secretary. Facsimile signatures shall be permitted.
2.    Transfers of shares shall be made on the books of the Corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law.
3.    The Board of Directors may fix a time, not more than fifty days, prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period, and in such case, written or printed notice thereof shall be mailed at least ten days before the closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice. While the stock transfer books of the Corporation are closed, no transfer of shares shall be made thereon. If no record date is fixed for the determination of shareholders entitled to receive notice of, or vote at, a shareholders’ meeting, transferees of shares which are transferred on the books of the Corporation within ten days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.
4.    In the event that a share certificate shall be lost, destroyed or mutilated, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.
5.    The Board of Directors may declare and pay dividends upon the outstanding shares of the Corporation, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Articles of Incorporation.
6.    Before payment of any dividend there may be set aside out of the net profits of the Corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve in the manner in which it was created.
ARTICLE IX - MISCELLANEOUS PROVISIONS
1.    All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

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2.    The fiscal year shall begin on the first day of January each year.
3.    Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by electronic means via email, fax or electronic .pdf, charges prepaid, to his address appearing on the books of the Corporation, or supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted.
4.    Whenever any written notice is required by statute, or by the Articles or By-Laws of this Corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of shareholders, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.
5.    One or more directors may participate in a meeting of the Board, or of a committee of the Board, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.
6.    Except as otherwise provided in the Articles or By-Laws of this Corporation, any action which may be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Corporation.
ARTICLE X - ANNUAL STATEMENT
The President and Board of Directors shall present at each annual meeting a full and complete statement of the business affairs of the Corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a certified public accountant.
ARTICLE XI - INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS
The Corporation shall, to the fullest extent permitted by law, as now or hereafter in effect, indemnify its Directors and Officers against expenses, including all reasonable costs, disbursements and attorney’s fees and liabilities including all amounts incurred or paid in satisfaction of settlements, judgments, fines or penalties of any kind in connection with any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding of any kind or description, including, but not limited to, liabilities incurred in connection with or as a result of any proceeding by or in the right of the Corporation, any appeal in connection with any of the foregoing and any inquiry or investigation of any kind or description which could lead to any action, suit or proceeding, involving such person by reason of the fact that he or she is or was a director or officer of the Corporation or by reason of the fact that he or she is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.
Employees and Agents of the Corporation who are not Directors or Officers of the Corporation may be indemnified with such scope and effect as determined by the Corporation.

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The foregoing notwithstanding, indemnification shall not be permitted where the act or failure to act giving rise to a claim for indemnification is determined by a court to have constituted willful misconduct or recklessness; provided, however, that no individual determination (i.e., by a court or otherwise) or other determination of entitlement to indemnification shall be required as a condition to indemnification hereunder.
The Corporation is also hereby permitted to advance expenses incurred by a Director, Officer, Employee or Agent in defending civil or criminal actions, suits or proceedings upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined by a court that such person is not entitled to indemnification. There shall be no requirement that a determination of eligibility for indemnification be made in any specific case prior to any advancement of expenses. The foregoing provisions with respect to the advancement of expenses are not exclusive of any rights to which a person may otherwise be entitled.
If a person is entitled to indemnification pursuant to the provisions of this Article XI for some or a portion of the expense, liability and loss incurred or suffered by such person in connection with any proceeding but not for the total amount thereof, the Corporation shall indemnify such person for the portion thereof to which such person is entitled.
The Board of Directors of the Corporation is hereby authorized to create or set aside funds (under the control of a trustee if the Board so approves), or may otherwise secure or insure in any manner the indemnification obligations of the Corporation.
The indemnification provisions contained herein are not exclusive of any other indemnification rights that the Board of Directors may from time to time grant Directors, Officers, Employees or Agents pursuant to any By-Law, agreement, or otherwise.
The rights of Directors, Officers, Employees or Agents under this By-Law, including the right to receive advancement of expenses shall continue after such persons have ceased to be Directors, Officers, Employees or Agents of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such persons. Any repeal, amendment or modification of this Article XI or adoption of any other provision of the By-Laws or Articles of Incorporation of the Corporation which has the effect of limiting the rights set forth in this Article XI shall operate prospectively only and shall not affect any rights or obligations with respect to actions, omissions, circumstances or events occurring prior to the adoption of any such repeal, amendment or modification.
If any provision or provisions of this Article XI are held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of this Article XI (including without limitation each portion of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) will not in any way be affected or impaired thereby and, to the full extent possible, the provisions of this Article XI (including without limitation each such portion of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable) will be construed so as to give effect to the intent manifested by the provision or provisions held invalid, illegal or unenforceable.
ARTICLE XII - LIMITATION OF DIRECTORS’ LIABILITY
A Director shall not be liable for monetary damages as such for any action taken, or any failure to take action, unless: the director has breached or failed to perform the duties of his office under Section 512 of the Business Corporation Law of the Commonwealth of Pennsylvania and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the foregoing provision shall not relieve a director of responsibility or liability of a director pursuant to any criminal statute or for the payment of taxes pursuant to local, state or Federal law.

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It is the intention of this Article that to the fullest extent permitted by law as now or hereafter in effect, a director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of the fiduciary duty of care owed by a director to the Corporation or its shareholders.
ARTICLE XIII - AMENDMENTS
These By-laws may be altered, amended or repealed or new By-Laws may be adopted by the shareholders or, except as otherwise provided in the Pennsylvania Business Corporation Law, by the Board of Directors at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such special meeting.
ARTICLE XIV - INAPPLICABILITY OF CERTAIN PENNSYLVANIA STATUTORY PROVISIONS
The Corporation hereby opts-out of and shall not be subject to Subchapters G, H, I and J (Sections 2561 through 2568; 2571 through 2576; 2581 through 2583; and 2585 through 2588) of Chapter 25 of the Business Corporation Law of the Commonwealth of Pennsylvania, as the same may hereinafter, from time to time, be amended.

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